SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                                 August 19, 1997
                ________________________________________________
                Date of Report (Date of earliest event reported)



                                BOULDER CAPITAL
                               OPPORTUNITIES, INC.
                ________________________________________________
             (Exact name of registrant as specified in its charter)



Colorado                  0-28530              84-1341980
________________________________________________
(State or other       (Commission                I.R.S.Employer
jurisdiction           File Number)   Identification No.)
of incorporation)


192 Searidge Court, Shell Beach, California 93449
________________________________________________
Address of principal executive offices)        (Zip Code)


(805) 773-5350
________________________________________________
Registrant's telephone number, including area code


4750 Table Mesa Drive, Boulder, CO 80303
________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

        (a) A change in control of the registrant occurred on August 19, 1997. On that date, Robert Soehngen and three other shareholders sold 639,000 shares of the Company's issued and outstanding common stock pursuant to a registration statement on Form S-8, for a purchase price of $12,000.00. The purchasers in the transaction were Mark DiSalvo and certain other persons designated by California Brokerage Services, Inc. In a previous transaction which occurred in November, 1996, California Brokerage Services, Inc., purchased 270,000 shares of the issued and outstanding stock of the Company and executed a letter of intent to acquire a controlling interest in the Company. Following the sale and purchase of shares on August 19, 1997, California Brokerage Services, Inc., and Mark DiSalvo, its affiliate, owned 370,000 shares, representing 36.63% of the issued and outstanding common stock of the Company. Other persons who were offered shares pursuant to the S-8 registration statement owned an additional 539,000 shares of common stock, representing approximately 53.37% of the issued and outstanding common stock of the Company. Robert Soehngen, who had been the Company's principal shareholder, as well as its sole officer and director, owned 66,000 shares, representing approximately 6.53% of the Company's issued and outstanding stock.

        The stock purchased by California Brokerage Services, Inc., its affiliates, and the other purchasers in the offering, was acquired from the Company's previous shareholders, all of whom sold a portion of their holdings. The primary seller was Robert Soehngen, who sold a total of 594,000 shares in the two transactions described above.

        In conjunction with the change in control, Mr. Soehngen resigned as an officer and director of the Company, and new officers and directors were appointed. The new officers and directors of the registrant are:

NAME                    POSITION
Mark DiSalvo            President & Director
Leah DiSalvo            Secretary & Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOULDER CAPITAL OPPORTUNITIES, INC.

/s/
Mark DiSalvo, President
Date:  August 22, 1997